As filed with the Securities and Exchange Commission on June 8, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

bebe stores, inc.

(Exact name of registrant as specified in its charter)

California	94-2450490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 Valley Drive

Brisbane, California 94005

(415) 715-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary Bosch

Vice President, General Counsel

bebe stores, inc.

400 Valley Drive

Brisbane, California 94005

(415) 715-3900

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tad J. Freese, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, par value $0.001 per share	46,556,305 shares	$2.47	$114,994,074	$13,363

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 457(c) of the Securities Act, the price shown is the average of the high and low prices for the Registrant’s common stock on June 5, 2015, as reported on The NASDAQ Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 8, 2015.

PROSPECTUS

bebe stores, inc.

46,556,305 Shares of Common Stock

Offered by Selling Shareholders

The selling shareholders to be identified in a prospectus supplement may offer and sell up to 46,556,305 shares of our common stock, par value $0.001 per share, from time to time in one or more offerings. This prospectus provides you with a general description of the shares of common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders.

Manny Mashouf, together with the Manny Mashouf Charitable Remainder Trust dated 12/21/98, the Manny Mashouf Family Trust and the Manny Mashouf Foundation, is the current holder of the 46,556,305 shares of common stock included in the registration statement of which this prospectus is a part. As used in this prospectus, the term “selling shareholder” shall refer to any holder of such shares of common stock, as identified in a prospectus supplement.

Each time the selling shareholders offer and sell shares of common stock pursuant to this prospectus, we or such selling shareholders will provide a supplement to this prospectus that contains specific information about the offering and the selling shareholders, as well as the amounts, prices and terms of the shares of common stock. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in our common stock.

The selling shareholders may offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any shares of common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Our common stock is listed on The NASDAQ Global Market under the symbol “BEBE.” On June 5, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $2.53 per share of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling shareholders to be named in a supplement to this prospectus may, from time to time, sell up to 46,556,305 shares of common stock in one or more offerings as described in this prospectus. Each time the selling shareholders offer and sell shares of common stock pursuant to this prospectus, we or the selling shareholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares of common stock, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

Neither we, nor the selling shareholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “bebe,” “we,” “our,” “us” and the “Company” in this prospectus, we mean bebe stores, inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

bebe and our logo are our trademarks and are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.bebe.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended July 5, 2014, filed with the SEC on September 18, 2014, as amended September 19, 2014;

•	the information specifically incorporated by reference into our annual report on Form 10-K for the fiscal year ended July 5, 2014 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 24, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended October 4, 2014, January 3, 2015 and April 4, 2015, filed with the SEC on November 13, 2014, February 12, 2015 and May 14, 2015, respectively;

•	our Current Reports on Form 8-K filed with the SEC on July 9, 2014, August 27, 2014, September 3, 2014, November 12, 2014, December 9, 2014, and December 15, 2014; and

•	the description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on June 5, 1998 (File No. 000-24395).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

bebe stores, inc.

400 Valley Drive

Brisbane, California 94005

(415) 715-3900

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	our ability to respond to changing fashion trends;

•	our ability to obtain raw materials and find manufacturing facilities;

•	attracting and retaining key management personnel;

•	the development of new concepts;

•	the successful opening of future stores;

•	our ability to successfully manage our online business;

•	maintaining and protecting information technology;

•	responding effectively to competitive pressures in the apparel industry and adverse economic conditions;

•	our ability to protect intellectual property;

•	potential declines in comparable store sales performance;

•	changes in the level of consumer spending or preferences in apparel; and

•	the other risks and uncertainties described in “Risk Factors” herein.

These forward-looking statements are based on management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in or incorporated by reference in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information” and “Incorporation By Reference.”

THE COMPANY

We design, develop and produce a distinctive line of contemporary women’s apparel and accessories. We are a global fashion brand that believes feeling confident and looking great are cornerstones for today’s sophisticated woman. The bebe woman is glamorous, feminine, sophisticated and takes pride in her appearance. She is powerful and ageless and wants to stand out in a crowd. Our expert designs and a personal retail experience aim to provide the bebe woman with all of her fashion needs. The bebe woman also expects value in the form of current fashion and high quality at a competitive price.

Our distinctive product offering includes a full range of separates, tops, dresses, active wear and accessories to satisfy the bebe woman’s every day wardrobe needs for a variety of occasions. We design and develop the majority of our merchandise in-house, which is manufactured to our specifications. The remainder is sourced directly from third-party manufacturers.

As of July 5, 2014, we marketed our products under the bebe, BEBE SPORT and bbsp brand names through our 207 retail stores, of which 174 were bebe stores, including an on-line store at www.bebe.com, and 33 were bebe outlet stores. Our 94 international licensees operated stores in 25 countries and, pursuant to our product licensing, through certain select domestic and international retailers.

bebe. We were founded by Manny Mashouf, our Chairman of the Board. We opened our first store in San Francisco, California in 1976, which was also the year we incorporated in the State of California. As of July 5, 2014, we operated 174 bebe stores in 34 states, Puerto Rico, the U.S. Virgin Islands, Canada and on-line. www.bebe.com is our bebe on-line retail store and an extension of the bebe store experience that provides a complete assortment of bebe and BEBE SPORT merchandise and is used as a vehicle to communicate with our customers.

bebe outlet. Our bebe outlet stores are an extension of the full-price bebe store and provide everyday lifestyle offerings for our aspirational buyers. As of July 5, 2014, we operated a total of 33 bebe outlet stores.

2b bebe. In the fourth quarter of fiscal 2014, we discontinued operations of our 2b bebe division, allowing us to focus on the core bebe brand, and we closed all of the 2b bebe stores by the end of fiscal 2014. We recorded the net costs associated with the disposition of these stores during fiscal 2014 as the stores closed and the related assets were disposed of or written off. Both current and prior year results for these stores have been classified within discontinued operations on our consolidated statements of operations and comprehensive income (loss).

Our principal executive offices are located at 400 Valley Drive, Brisbane, California 94005, and our telephone number is (415) 715-3900. Our website address is http://www.bebe.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

An investment in our common stock involves risk. In addition to the risks described below, you should also carefully read all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus in evaluating an investment in our common stock, including the information under the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the risk factors in our Annual Report on Form 10-K for the year ended July 5, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended April 4, 2015. If any of the described risks actually were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. If that occurs, the trading price of our common stock could decline and you may lose all or part of your investment. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also impair our business operations.

This prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us described below or in the documents incorporated by reference in this prospectus. Please read “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

The success of our business depends in large part on our ability to identify fashion trends as well as to react to changing customer demand in a timely manner.

Our future success depends, in part, upon our ability to anticipate, identify and respond effectively to changing customer demands and fashion trends in a timely manner. The specialty retail apparel business fluctuates according to changes in customer preferences directed by trends and fashions. If we miscalculate our customers’ product preferences or the demand for our products, we may be faced with excess inventory. Historically, this has resulted in excess fabric for some products and markdowns and/or write-offs of raw materials as well as finished goods, which has impaired our profitability, and may do so in the future. Similarly, any failure on our part to anticipate, identify and respond effectively to changing customer demands and fashion trends will adversely affect our business. In addition, from time to time, we may pursue new concepts, and if the new concepts are not successful, our business could be harmed.

The success of our business depends in large part on our ability to maintain our brand, image and reputation.

Our ability to maintain our brand image and reputation is integral to our business as well as the implementation of strategies to expand it. Maintaining, promoting and growing our brand will depend largely on the success of our design, merchandising and marketing efforts and our ability to provide a consistent, high-quality client experience. In addition, while our brand is mature, our success depends on our ability to retain existing customers and attract new customers to shop our brand. Our business would be adversely affected if we fail to achieve these objectives for our brand. In addition, failure to achieve consistent, positive performance or the receipt of any negative publicity could adversely impact our brand and the brand loyalty of our customers, which would adversely impact our business.

We face significant competition in the retail and apparel industries, which could harm our business.

The retail and apparel industries are highly competitive and are characterized by low barriers to entry. We expect competition in our markets to increase. The primary competitive factors in our markets are: brand name recognition and appeal, sourcing, product styling, quality, presentation and pricing, timeliness of product development and delivery, store ambiance, customer service and convenience. We compete with traditional department stores, specialty store retailers, lower price point retailers, business-to-consumer websites, off-price retailers and direct marketers for, among other things, raw materials, market share, retail space, finished goods, sourcing and personnel. Because many of these competitors are larger and have substantially greater financial, distribution and marketing resources than we do or maintain comparatively lower cost of operations, we may lack the resources to effectively compete with them. If we fail to remain competitive in any way, it could harm our business, financial condition and results of operations. In addition, if we are unable to address the challenges of declining store traffic in a highly promotional, low growth environment, our business will be negatively affected.

General economic conditions, including increases in energy and commodity prices, that are largely out of our control, may adversely affect our financial condition and results of operations.

The demand for our products is influenced by national and local economic factors that may affect consumer spending or buying habits. Factors that could adversely affect the demand for our products include recessionary economic cycles, higher interest rates, higher fuel and other energy costs, inflation, deflation, increases in commodity prices, higher levels of unemployment, higher consumer debt levels, higher tax rates and other changes in tax laws. A decline in economic conditions could also result in reduced traffic in our stores or limitations on the prices we can charge for our products, either of which could adversely affect our business. We can provide no assurance that demand for our products will not be adversely affected by national or local economic conditions, thereby harming our business. In addition, economic factors such as those listed above and increased transportation costs, inflation, higher costs of labor, insurance and healthcare, and changes in other laws and regulations may increase our cost of sales and our operating, selling, general and administrative expenses. Any such increase would also negatively impact our business, including our financial results.

We cannot assure you that future store openings will be successful and new store openings may impact existing stores.

We expect to open approximately three bebe stores and one bebe outlet store in the fourth quarter of fiscal 2015, while our international licensee operated point-of-sale locations are expected to remain unchanged. We cannot provide assurance that the stores we plan to open in fiscal 2015, or any other stores that we might open in the future, will be successful or that our overall results will improve as a result of opening these stores. In addition, new store openings have the potential to cannibalize the net sales and profitability of other existing stores, and can take time to achieve positive financial results.

The success of a future store depends on our ability to effectively obtain real estate that meets our criteria, including traffic, square footage, co-tenancies, average sales per square foot, lease economics, demographics and other factors. In addition, continued consolidation in the commercial retail real estate market could affect our ability to successfully negotiate favorable rental terms for our stores in the future. Should significant consolidation continue, a large proportion of our store base could be concentrated with one or a few landlords that would then be in a position to dictate unfavorable terms to us due to their significant negotiating leverage. If we are unable to negotiate favorable lease terms with these entities, this could affect our ability to profitably operate our stores, which would adversely impact our business.

We are dependent on the success of shopping malls in which our stores are located.

Many of our stores are located in shopping malls and other retail centers that benefit from the ability of “anchor” retail tenants, generally large department stores, and other attractions, to generate sufficient levels of consumer traffic in the vicinity of our stores. Any decline in the volume of consumer traffic at shopping centers, whether because of the economic slowdown, a decline in the popularity of shopping centers, the closing of anchor stores, consumer preferences to shop on the internet or at large warehouse stores or otherwise, could result in reduced sales at our stores and excess inventory. We may have to respond by increasing markdowns or initiating marketing promotions to reduce excess inventory, which could have a material adverse effect on our financial results or business.

We may be forced to close stores or write down store assets that are not able to achieve planned financial performance, which may force us to record losses in future quarters.

The results achieved by our stores may not be indicative of long-term performance or the potential performance of stores in other locations. The failure of stores to achieve acceptable results could result in additional store asset impairment charges, which could adversely affect our business. In the past, we have had to close stores as a result of poor performance. For example, in fiscal year 2014, we closed 37 stores, including 2b stores which are part of our discontinued operations, and during the fourth quarter of fiscal 2015, we anticipate closing up to 4 bebe and outlet stores. Additionally, a limited number of stores are not performing to our expected levels, and we may choose to close these stores in the future. If we choose to close these stores but cannot negotiate favorable terms with the landlords of these stores, our financial results could be adversely affected. Closing stores because of poor performance could have a material adverse effect on our business, and the resulting impairment and other charges would have an adverse impact on our financial results.

Our sales, margins and operating results are subject to seasonal and quarterly fluctuations.

Our business varies with general seasonal trends that are characteristic of the retail and apparel industries, such as the timing of seasonal wholesale shipments and other events affecting retail sales. As a result, our stores typically generate a higher percentage of our annual net sales and profitability in our second fiscal quarter, which includes the holiday selling season, compared to other quarters.

In addition, our quarterly comparable store sales have fluctuated significantly in the past, and we expect that they will continue to fluctuate in the future. A variety of factors affect comparable store sales, including fashion trends, competition, current economic conditions, the timing of release of new merchandise and promotional events, changes in our merchandise mix, the success of marketing programs and weather conditions. Our ability to deliver strong comparable store sales results and margins depends in large part on accurately forecasting demand and fashion trends, selecting effective marketing techniques, providing an appropriate mix of merchandise for our customer base, managing inventory effectively and optimizing store performance by closing under-performing stores. Such fluctuations may adversely affect the market price of our common stock.

Our success depends on our ability to attract and retain key employees in order to support our existing businesses and future expansion.

From time to time we actively recruit qualified candidates to fill key executive positions within our Company. There is substantial competition for experienced personnel, which we expect will continue. We compete for experienced personnel with companies who may have greater financial resources than we do. During fiscal 2014, we experienced significant turnover of our executive management team as part of a restructuring. We are also exposed to employment litigation due to our large number of employees and high turnover of our sales associates. If we fail to attract, motivate and retain qualified personnel, it could harm our business and limit our ability to expand.

Our business could be adversely impacted by unfavorable international political conditions.

Our sales and operating results are, and will continue to be, affected by international social, political, legal and economic conditions. In particular, our business could be adversely impacted by instability or changes resulting in the disruption of trade with the countries in which our contractors, suppliers, licensees or customers are located, significant fluctuations in the value of the dollar against foreign currencies or restrictions on the transfer of funds, or additional trade restrictions imposed by the United States and other foreign governments. We can provide no assurance that our business will not be adversely affected by such international events.

In addition, trade restrictions, including increased tariffs or quotas, embargoes and customs restrictions could increase the cost or reduce the supply of merchandise available to us and adversely affect our business. We also purchase a substantial amount of our raw materials from China, and our business and operating results may be affected by changes in the political, social or economic environment in China.

Our ability to conduct business could be negatively impacted by the effects of natural disasters, war, terrorism, public health concerns or other catastrophes.

We operate a corporate office in Brisbane, California, a distribution facility in Benicia, California, a design studio in Los Angeles, California and a satellite office in New York, New York. Any serious disruption at these facilities whether due to construction, relocation, fire, flood, earthquake, terrorist acts or otherwise could harm our business. Natural disasters, extreme weather and public health concerns, including severe infectious diseases, could impact our ability to open and run our corporate offices, distribution center, stores and other operations in affected areas and/or negatively impact our foreign sourcing offices and the operations of our vendors. In addition, our ability to continue to operate our business without significant interruption in the event of a disaster or other disruption depends, in part, on the ability of our information systems to operate in accordance with our disaster recovery and business continuity plans. Lower client traffic due to the effect of natural disasters or extreme weather, security concerns, war or the threat of war and public health concerns could result in decreased sales that could have a material adverse effect on our business. For example, our sales results were negatively impacted by extreme weather throughout the third quarter of fiscal 2015. In addition, threat of terrorist attacks or actual terrorist events in the United States and world-wide could cause damage or disruption to international commerce and the global economy, disrupt the production, shipment or receipt of our merchandise or lead to lower client traffic. Our ability to mitigate the adverse impact of these events depends, in part, upon the effectiveness of our disaster preparedness and response planning as well as business continuity planning. However, we cannot be certain that our plans will be adequate or implemented properly in the event of an actual disaster or other catastrophic situation. In addition, although we maintain business interruption and property insurance, we cannot assure you that our insurance coverage will be sufficient or that insurance proceeds will be timely paid to us.

If we are not able to protect our intellectual property our business may be harmed.

Although we take actions to protect our trademarks and other proprietary rights, we cannot assure you that we will be successful or that others will not imitate our products or infringe upon our intellectual property rights. In addition, we cannot assure that others will not resist or seek to block the sale of our products as infringements of their trademark and proprietary rights.

We seek to register our trademarks domestically and internationally. Obstacles may exist that may prevent us from obtaining a trademark for the bebe, BEBE SPORT and bbsp brand names or related names. We may not be able to register certain trademarks, purchase the right or obtain a license to use these names or related names on commercially reasonable terms. If we fail to obtain trademarks of, or ownership or license of the requisite rights, it would limit our ability to expand our business under the bebe brand.

In some jurisdictions, despite successful registration of our trademarks, third parties may allege infringement and bring actions against us. In addition, if our licensees fail to use our intellectual property correctly, the reputation and value associated with our trademarks may be diluted. Furthermore, if we do not demonstrate use of our trademarks, our trademark rights may lapse over time.

In addition, we face the potential of receiving claims that the technology we use or license infringes on another’s proprietary rights. In certain circumstances, we may be subject to having to defend ourselves from such claims and/or be subject to unanticipated license fees or the necessity to transition away from technology we are using or abandon such use altogether.

Our business may be negatively impacted by any failure to comply with regulatory requirements.

As a public company, we are subject to numerous regulatory requirements, including those imposed by the Sarbanes-Oxley Act of 2002, the SEC and The NASDAQ Global Market. In addition, we are subject to numerous domestic and foreign laws and regulations affecting our business, including those related to labor, employment, worker health and safety, competition, privacy, consumer protection, credit cards, import/export and anti-corruption, including the Foreign Corrupt Practices Act and the Telephone Consumer Protection Act. Our employees, subcontractors, vendors and suppliers could take actions that violate these requirements and/or our compliance policies and procedures, which could have a material adverse effect on our reputation, financial condition and on the market price of our common stock. Regulatory developments regarding the use of “conflict minerals,” certain minerals originating from the Democratic Republic of Congo and adjoining countries, could affect the sourcing and availability of raw materials used by suppliers and subject us to costs associated with the relevant regulations, including for diligence pertaining to the presence of any conflict minerals used in our products, possible changes to products, processes or sources of our inputs and reporting requirements.

There are litigation and other claims against us from time to time, which could distract management from our business activities and could lead to adverse consequences to our business and financial condition.

We are involved from time to time with litigation and other claims against us. Often these cases can raise complex factual and legal issues, which are subject to risks and uncertainties and which could require significant management time. Although we do not currently believe that the outcome of any current litigation or claim against us will have a material adverse effect on our overall financial condition, we have, in the past, incurred unexpected expense in connection with litigation matters. In the future, adverse settlements, judgments or resolutions may negatively impact our business. Injunctions against us could have an adverse effect on our business by requiring us to do, or prohibiting us from engaging in, certain activities. We may in the future be the target of material litigation, which could result in substantial costs and divert our management’s attention and resources.

A decline in value of our investments in auction rate securities or as a result of a change in our ability to hold our investments in auction rate securities may impact our financial condition.

We hold a variety of interest bearing auction rate securities, or ARS, comprised of federally insured student loan backed securities. These ARS investments are intended to provide liquidity via an auction process that resets the applicable interest rate at predetermined calendar intervals, allowing investors to either roll over their holdings or gain immediate liquidity by selling such interests at par. The uncertainties in the credit markets that began in February 2008 have affected our holdings in ARS investments and the majority of auctions for our investments in these securities have continued to fail to settle on their respective settlement dates. Consequently, $9.0 million par value of our ARS are not currently liquid and do not mature before 2031. Of this $9.0 million, $3.7 million has been temporarily impaired. We will not be able to access these funds until a future auction of these investments is successful or the securities are purchased or redeemed outside of the auction process or repayment at maturity. Maturity dates for these ARS investments range from 2031 to 2033.

The valuation of our investment portfolio is subject to uncertainties that are difficult to predict. Factors that may impact its valuation include changes to credit ratings of the securities as well as to the underlying assets supporting those securities, rates of default of the underlying assets, underlying collateral value, discount rates and ongoing strength and quality of market credit and liquidity. If the current market conditions deteriorate further, or the anticipated recovery in market values does not occur, we may be required to record additional losses in future quarters.

We rely on third-party manufacturers to manufacture all of our products.

Our future success depends, in part, on our ability to find manufacturing facilities that perform acceptably. We do not own any manufacturing facilities and therefore depend on third parties to manufacture our products. In addition, we place all of our orders for production by purchase order and do not have long-term contracts with any manufacturers. If we fail to maintain favorable relationships with our manufacturers, our business could be materially and adversely affected. We cannot assure you that third-party manufacturers (1) will not supply similar products to our competitors, (2) will not stop supplying products to us completely or (3) will supply products in a timely manner. Untimely receipt of products may result in lower than anticipated sales and markdowns which would have a negative impact on our business. Furthermore, we have received in the past, and may receive in the future, shipments of products from manufacturers that fail to conform to our quality control standards. In such event, unless we are able to obtain replacement products in a timely manner, we may lose sales.

We face fluctuating and generally increasing product costs from our manufacturing partners, which could result in margin erosion.

Fluctuations in the cost, availability and quality of the fabrics or other raw materials used to manufacture our merchandise could have a material adverse effect on our cost of goods, or our ability to meet customer demand. The prices for such fabrics depend largely on the market prices for the raw materials used to produce them, particularly cotton, as well as the cost of compliance with sourcing laws. The price of such raw materials has been increasing and the price and availability of such raw materials may fluctuate significantly, depending on many factors, including crop yields and weather patterns. Such factors may be exacerbated by legislation and regulations associated with global climate change. Additionally, clothing manufacturers in China, where a significant percentage of our apparel products are manufactured, are experiencing increased costs due to labor shortages and the fluctuation of the Chinese Yuan in relation to the U.S. dollar, and these increased costs are often passed on to us. We are also susceptible to fluctuations in the cost of transportation. We may not be able to pass all or a portion of higher raw materials prices or labor or transportation costs on to our customers, which could adversely affect our business.

If we are unable to obtain raw materials for our products, our business could be materially adversely affected.

We place all of our orders for raw materials by purchase order and do not have any long-term contracts with any supplier. If we fail to maintain favorable relationships with our suppliers or are unable to obtain sufficient quantities of quality raw materials on commercially reasonable terms, it could harm our business. Finally, certain of our third-party manufacturers store our raw materials. In the event our inventory was damaged or destroyed and we were unable to obtain replacement raw materials, our earnings and our business could be materially and adversely impacted.

If an independent manufacturer violates labor or other laws, or is accused of violating any such laws, or if their labor practices diverge from those generally accepted as ethical, it could harm our business and brand image.

Our success depends, in part, on our ability to find and contract with independent manufacturers which conduct their businesses using ethical or legal labor practices. While we maintain a policy to monitor the operations of our independent manufacturers by having an independent firm inspect these manufacturing sites, and our manufacturers are contractually required to comply with such labor practices, we cannot assure the compliance of these manufacturers. In addition, we cannot control the public’s perceptions of such manufacturers or their practices, even if they are compliant with law but are viewed in a negative light by the public. Because manufacturers act in their own interests, they may act in a manner that results in negative public perceptions of us. Moreover, in certain circumstances, we may be subject to liability or negative publicity that could adversely affect our brand and our business as a result of actions taken by these manufacturers.

We are subject to cyber-security risks and may incur increasing costs in an effort to minimize those risks and to respond to cyber incidents.

Our business involves the storage and transmission of customers’ personal information, consumer preferences and credit card information. We also use mobile devices, social networking and other on-line activities to connect with our customers. If we experience a significant data security breach or fail to detect and appropriately respond to a significant data security breach, we could be exposed to government enforcement actions and private litigation, and our business could be adversely affected. For example, in November 2014, we detected suspicious activity on computers that operate the payment processing system for our stores, which appeared to be limited to data from payment cards swiped in the United States and its territories between November 8, 2014 and November 26, 2014. The data may have included cardholder name, account number, expiration date and verification codes, although we have no indication of fraudulent charges to date. We cannot assure you that we will not suffer future breaches of the portion of our network that handles payment card data, with further payment card and client information being stolen. These sorts of breaches might cause our customers to lose confidence in our ability to protect their personal information, which could cause them to discontinue usage of our club bebe loyalty program, or stop shopping with us altogether. The loss of confidence from a significant data security breach involving our employees could also hurt our reputation, cause employee recruiting and retention challenges, increase our labor costs and adversely affect our business and financial results.

We rely on information technology to help manage our operations and our e-commerce store, the disruption of which could adversely impact our business.

We rely on various information systems to help manage our operations and regularly assess the cost-benefit analysis associated with making additional investments to upgrade, enhance or replace such systems. If at any time we experience any disruptions affecting our information systems we could experience a material adverse impact on our business.

In addition, we operate an e-commerce store at www.bebe.com to sell our merchandise. Our on-line operations are subject to numerous risks, including unanticipated operating problems, reliance on third-party computer software providers and system failures. If at any time we experience any disruptions affecting our e-commerce store, we could experience a material adverse impact on our business. Our e-commerce operations also involve other risks that could have an adverse impact on our results of operations, including diversion of sales from our other stores, rapid technological change, liability for on-line content, credit card fraud and loss of sensitive data. We cannot assure you that our e-commerce store will continue to achieve sales growth or that it will not experience a decline in sales.

We are responsible for maintaining the privacy of personally identifiable information of our customers.

Through our sale transactions, loyalty programs and other methods, we obtain personally identifiable information about our customers which is subject to federal, state and international privacy laws. These laws are constantly changing. If we fail to comply with these laws, we may be subject to fines, penalties or other adverse actions. We are highly dependent on the use of credit cards to complete sale transactions in our stores and through our websites, and if we fail to comply with Payment Card Industry (PCI) Data Security Standards, we may become subject to limitations on our ability to accept credit cards. Moreover, third parties may seek to access this information through improper means such as computer hacking, malware and viruses. Any incidents involving unauthorized access or improper use of our customers’ personally identifiable information could damage our reputation and brand and result in legal or regulatory action against us.

Risks Related to Our Common Stock and any Offering

Because Manny Mashouf beneficially owns a substantial portion of the outstanding shares, other shareholders have limited ability to influence corporate matters.

As of May 7, 2015, Manny Mashouf, our Chairman of the Board, beneficially owned approximately 59% of the outstanding shares of our common stock. As a result, he has the ability to control our management and affairs and substantially all matters submitted to our shareholders for approval, including the election and removal of directors and approval of any significant transaction. He also has the ability to control our management and business affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, and could limit the price that certain investors might be willing to pay for shares of common stock, even if such a transaction would benefit other shareholders.

Our stock price could fluctuate substantially for reasons outside of our control.

Our common stock is quoted on The NASDAQ Global Market, which has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect our stock price without regard to our financial performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and comparable sales; announcements by other apparel, accessory, music and gift item retailers; the trading volume of our stock; changes in estimates of our performance by securities analysts; litigation; overall economic and political conditions, including the global economic downturn; the condition of the financial markets, including the credit crisis; and other events or factors outside of our control could cause our stock price to fluctuate substantially.

Our failure to meet the continued listing requirements of The NASDAQ Global Market could result in a delisting of our common stock.

If we fail to satisfy the continued listing requirements of The NASDAQ Global Market, such as the corporate governance requirements or the minimum closing bid price requirement, NASDAQ may take steps to de-list our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to seek to take actions to restore our compliance with NASDAQ’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s listing requirements.

If we sell shares of our common stock in future financings, shareholders may experience immediate dilution and, as a result, our stock price may decline.

We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our shareholders would experience immediate dilution. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. If we issue common stock or securities convertible into common stock, our common shareholders would experience additional dilution and, as a result, our stock price may decline.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock being offered by the selling shareholders. Such selling shareholders will receive all of the net proceeds of their shares of common stock.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is not complete and may not contain all the information you should consider before investing in our common stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated articles of incorporation and amended and restated bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.”

The following description of our common stock is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the California Corporations Code and the complete text of both our amended and restated articles of incorporation and amended and restated bylaws. You should read those laws and documents carefully.

General

Our amended and restated articles of incorporation authorizes the issuance of up to 135,000,000 shares of our common stock, par value $0.001 per share. As of May 7, 2015, there were 79,632,714 shares of our common stock, options to purchase 2,911,123 shares of common stock and restricted stock units with respect to 2,151,210 shares of common stock outstanding.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election of directors, provided, however, that except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to the certificate of incorporation. No holder of our common stock has cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Other

Holders of common stock have no preemptive rights or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered by us in this offering, when issued and paid for, will be fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “BEBE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the common stock, or securities, initially will be held in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through whom they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are held in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be; or

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the selling shareholders to be identified in a prospectus supplement of up to 46,556,305 shares of our common stock that were issued and outstanding, prior to the original date of filing of the registration statement of which this prospectus forms a part.

Information about the selling shareholders, where applicable, including their identities, the amount of common stock owned by each selling shareholder prior to the offering, the number of shares of common stock to be offered by each selling shareholder and the amount of common stock to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling shareholders may not sell any common stock pursuant to this prospectus until we have identified such selling shareholders and the shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

The selling shareholders may sell common stock, or the securities, from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, ordinary brokerage transactions or a combination of these methods or through underwriters, brokers or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Each time that any of the selling shareholders sell securities pursuant to this prospectus, we or the selling shareholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to the selling shareholders.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, the securities will be acquired by the underwriters for their own account, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling shareholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Such compensation may be in excess of customary discounts, concessions or commissions. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on The NASDAQ Global Market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP, Menlo Park, California, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of bebe stores, inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended July 5, 2014, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$13,363
FINRA filing fee	$(1)
The NASDAQ Global Market listing fee	$(1)
Printing and engraving expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Blue Sky, qualification fees and expenses	$(1)
Transfer Agent fees and expenses	$(1)
Miscellaneous	$(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Sections 204(a)(11) and 317 of the California Corporations Code, or CCC, authorize us to indemnify, subject to the terms and conditions set forth therein, our directors, officers, employees and other agents against expenses, judgments, fines, settlements and other amounts that they may incur in connection with pending, threatened or completed legal actions or proceedings that are based upon their service as our directors, officers, employees or other agents or that are based upon their service as directors, officers, employees or other agents of certain other specified entities such as our subsidiaries. The CCC also provides that we are entitled to purchase indemnification insurance on behalf of any such director, officer, employee or agent.

Article VIII of our amended and restated bylaws requires the indemnification by us of each of our directors to the maximum extent permitted by applicable law. Article VIII authorizes us to indemnify our officers, employees and other agents against the expenses, judgments, fines, settlements and other amounts that are described in the preceding paragraph.

Article IV of our amended and restated articles of incorporation eliminates the liability of our directors for monetary damages for breach of their duties as directors to the fullest extent permissible under California law. Section 204(a)(10) of the CCC provides that this provision does not eliminate or limit the liability of a director (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which the director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the CCC regarding certain contracts or transactions between the director and the corporation or (vii) under Section 316 of the CCC regarding certain dividends, loans, guaranties or stock repurchases.

We have purchased directors’ and officers’ liability insurance. In addition, we have entered into separate indemnification agreements with our directors and executive officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from intentional misconduct or a knowing and culpable violation of law). The indemnification provisions in our amended and restated bylaws and the indemnification agreements entered into between us and our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, California, on June 8, 2015.

bebe stores, inc.

Date: June 8, 2015	By:	/s/ Jim Wiggett
Jim Wiggett
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jim Wiggett and Liyuan Woo, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Name	Title	Date
/s/ Jim Wiggett Jim Wiggett	Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2015

/s/ Liyuan Woo Liyuan Woo	Chief Financial Officer (Principal Financial Officer)	June 8, 2015

/s/ Darren Horvath Darren Horvath	Controller (Principal Accounting Officer)	June 8, 2015

/s/ Manny Mashouf Manny Mashouf	Chairman of the Board	June 8, 2015

/s/ Brett Brewer Brett Brewer	Director	June 8, 2015

/s/ Corrado Federico Corrado Federico	Director	June 8, 2015

/s/ Seth Johnson Seth Johnson	Director	June 8, 2015

/s/ Blair Lambert Blair Lambert	Director	June 8, 2015

/s/ Robert Galvin Robert Galvin	Director	June 8, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on September 14, 2005).

4.2	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on September 13, 2004).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-50333), effective June 16, 1998).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.